Release Date:	Exhibit 99 Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 30, 2020	President and CEO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES DECREASED NET INCOME AND EARNINGS PER SHARE

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2020

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $625 thousand or $0.35 per diluted share, for the three months ended March 31, 2020 as compared to $747 thousand or $0.42 per diluted share for the same period in 2019. The $122 thousand decrease in net income during the three months ended March 31, 2020 was primarily attributable to a $182 thousand decrease in net interest income and a $17 thousand decrease in non-interest income, which were partially offset by a $17 thousand decrease in the provision for loan losses, a $13 thousand decrease in non-interest expense and a $47 thousand decrease in income tax expense. The decrease in net interest income during the three months ended March 31, 2020 was attributable to a $518 thousand decrease in interest income, which was partially offset by a $336 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average yields on the Company’s floating rate investment and mortgage-backed securities portfolios, lower dividend yields on the Company’s Federal Home Loan Bank (FHLB) stock, and lower average balances of mortgage-backed securities, which were partially offset by higher average balances of investment securities and loans outstanding, when compared to the same period in 2019. The decline in interest expense was primarily attributable to lower market rates paid on FHLB borrowings and time deposits, which were partially offset by higher average balances of FHLB short-term advances during the three months ended March 31, 2020 compared to the same period in 2019. The $17 thousand decrease in the provision for loan losses during the quarter ended March 31, 2020 was primarily attributable to a $7 thousand credit provision in the three months ended March 31, 2020 as compared to a $10 thousand provision charge in the same period in 2019. The $7 thousand credit provision for the three months ended March 31, 2020 was primarily attributable to lower balances in the 1-4 family residential loan portfolio at March 31, 2020, when compared to December 31, 2019. The decrease in non-interest income for the quarter ended March 31, 2020 was primarily attributable to a $6 thousand increase in impairment charges related to the Company’s private label mortgage-backed securities portfolio, a decrease of $5 thousand in service charges on deposit accounts, and a $4 thousand decrease in miscellaneous categories of non-interest income, when compared to the same period in 2019. The decrease in non-interest expense was primarily due to lower employee post retirement benefit costs and reduced federal deposit insurance expenses due to the FDIC Small Bank Assessment Credits, which were partially offset by higher legal expenses associated with the Company’s Employee Stock Ownership Plan (ESOP) and higher provisions for off balance sheet reserves on loan commitments outstanding at March 31, 2020 when compared to the same period in 2019. The decrease in income tax expense for the three months ended March 31, 2020 was primarily attributable to lower levels of taxable income when compared to the same period in 2019.

Net income for the nine months ended March 31, 2020 totaled $2.1 million or $1.21 per diluted share, as compared to $2.2 million or $1.22 per diluted share for the same period in 2019. The $34 thousand decrease in net income during the nine months ended March 31, 2020 was primarily attributable to a $253 thousand decrease in net interest income, which was partially offset by a $67 thousand decrease in the provision for loan losses and a $151 thousand decrease in non-interest expense, when compared to the same period of 2019. The decrease in net interest income during the nine months ended March 31, 2020 was attributable to a $534 thousand decrease in interest income, which was partially offset by a $281 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average yields on the Company’s floating rate investment and mortgage-backed securities and lower average balances of mortgage-backed securities which were offset by higher average balances of loans outstanding and higher yields on outstanding loans, when compared to the same period in 2019. The decrease in interest expense was primarily attributable to lower average market rates paid on FHLB borrowings, partially offset by higher average balances of time deposits and higher market rates paid on wholesale time deposits during the nine months ended March 31, 2020, when compared to the same period in 2019. The decrease in the provision for loan losses was primarily attributable to lower levels of loans for land acquisition and development, and residential construction, during the nine months ended March 31, 2020 compared to the same period of 2019. The decrease in non-interest income for the nine months ended March 31, 2020 compared to the same period of 2019, was primarily attributable to higher impairment charges on the Company’s private label mortgage-backed securities portfolio and lower levels of miscellaneous non-interest income, which were partially offset by gains on the sale of investment securities, and lower revenues from ATM fee income during the nine months ended March 31, 2020 when compared to the same period of 2019. The decrease in non-interest expense of $151 thousand was primarily the result of lower employee post retirement benefit costs, lower ATM program expenses and decreased federal deposit insurance expenses due to the FDIC Small Bank Assessment Credits, which were partially offset by higher legal expenses relating to the Company’s ESOP and higher provisions for off balance sheet reserves for loan commitments at March 31, 2020 when compared to the same period in 2019.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	March 31, 2020 (Unaudited)	June 30, 2019 (Unaudited)
Total assets	$374,047	$355,818
Cash and cash equivalents	2,372	4,379
Certificates of deposits	1,592	1,843
Investment securities available-for-sale	158,331	132,780
Investment securities held-to-maturity	3,495	3,995
Mortgage-backed securities held-to-maturity	102,310	108,331
Net loans receivable	90,652	90,588
Deposits	153,455	146,435
FHLB advances: long-term, fixed-rate	15,000	15,000
FHLB advances: long-term, variable-rate	85,000	85,000
FHLB advances: short-term	60,802	70,828
Other short-term borrowings	24,800	—
Equity	32,272	36,049
Book value per share – Common Equity	16.82	18.55
Book value per share – Tier I Equity	19.50	18.54
Annualized Return on average assets	0.80%	0.80%
Annualized Return on average equity	7.79%	8.14%
Tier I leverage ratio	10.45%	10.20%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2020	2019	2020	2019
Interest income	$2,640	$3,158	$8,398	$8,932
Interest expense	990	1,326	3,284	3,565

Net interest income	1,650	1,832	5,114	5,367
(Credit) provision for loan losses	(7)	10	(25)	42

Net interest income after (credit) provision for loan losses	1,657	1,822	5,139	5,325
Non-interest income	70	87	302	307
Non-interest expense	884	897	2,601	2,752

Income before income tax expense	843	1,012	2,840	2,880
Income taxes	218	265	695	701

NET INCOME	$625	$747	$2,145	$2,179

EARNINGS PER SHARE:
Basic	$0.35	$0.42	$1.21	$1.22
Diluted	$0.35	$0.42	$1.21	$1.22
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	1,771,722	1,772,165	1,772,918	1,782,512
Diluted	1,771,722	1,772,165	1,772,918	1,782,584